POWER OF ATTORNEY
For Executing Forms ID, 3, 4, 5 and 144

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Marc E. Manly, David S. Maltz, Nancy M. Wright and Jennie M. Raine, and each of their respective designees, signing singly, the undersigned?s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Duke Energy Corporation, Forms ID, 3, 4, and 5, or such other documents as the Securities and Exchange Commission may require, in accordance with Section 16(a) (collectively, ?Forms ID, 3, 4 and 5?) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	execute for and on behalf of the undersigned Form 144, or such other documents as the Securities and Exchange Commission may require, in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms ID, 3, 4, 5 or 144, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s designee or designees, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144 of the Securities Act of 1933, or any other rule or regulation promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, 5, and 144, or such other documents, with respect to the undersigned?s holdings of and transactions in securities issued by Duke Energy Corporation, or any affiliates thereof, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of August, 2009.


					By: /s/ E. James Reinsch
					Name:  E. James Reinsch